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
Exhibit 16(i) under Form N-1A
Exhibit 99 under Item 601/Reg. S-K

Schedule for Computation of             Initial
Fund Performance Data                   Invest of:    $1,000
                                        Offering
Federated Aggressive Growth Fund        Price/Share=  $10.58
Class A Shares
Return Since Inception 11/25/96         NAV=          $9.20
  ending 4/30/97

FYE:  October 31, 1997
                                                      Beginning                     Capital   Reinvest   Ending          Total
DECLARED:  Annually                     Reinvest      Period      Dividend          Gain      Price      Period  Ending  Investment
PAID:  Annually                         Dates         Shares      /Share            /Share    /Share     Shares  Price   Value
                                        11/30/96      94.500      0.000000000       0.00000   $10.04     94.500  $10.04  $948.78
                                        12/30/96      94.500      0.008000000       0.00000   $9.90      94.576  $9.90   $936.31
                                        12/31/96      94.576      0.000000000       0.00000   $9.89      94.576  $9.89   $935.36
                                        1/31/97       94.576      0.000000000       0.00000   $10.21     94.576  $10.21  $965.62
                                        2/28/97       94.576      0.000000000       0.00000   $9.69      94.576  $9.69   $916.44
                                        3/31/97       94.576      0.000000000       0.00000   $9.80      94.576  $9.80   $926.85
                                        4/30/97       94.576      0.000000000       0.00000   $9.20      94.576  $9.20   $870.10


Note:  The Fund has not paid any ST capital gain dividends as of 4/30/97.


$1,000 (1+T) = Ending Value


T  =  -12.97%


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